                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (Amendment No. ____)



Check the appropriate box:
[X]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement


                           Allmerica Investment Trust
                (Name of Registrant as Specified In Its Charter)



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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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            ALLMERICA INVESTMENT TRUST: SELECT GROWTH AND INCOME FUND
                               440 LINCOLN STREET
                               WORCESTER, MA 01653

                              INFORMATION STATEMENT



     On February 16, 1999, the Board of Trustees of Allmerica Investment Trust (the "Trust") approved a new Sub-Adviser Agreement (the "New Sub-Adviser Agreement") for the Select Growth and Income Fund (the "Fund") of the Trust between Allmerica Financial Investment Management Services, Inc. ("AFIMS"), the Trust's investment manager, and J.P. Morgan Investment Management Inc. ("J.P. Morgan") which became effective on April 1, 1999. The New Sub-Adviser Agreement is the same in all substantive respects to the previous Sub-Adviser Agreement (the "Previous Sub-Adviser Agreement"), dated April 16, 1998, between
AFIMS and John A. Levin & Co., Inc. ("JAL"), except that the fee which AFIMS will pay J.P. Morgan differs from the fee structure in the Previous Sub-Adviser Agreement and the effective and termination dates are different. THERE WILL BE NO CHANGE IN ADVISORY FEES PAID BY THE FUND TO AFIMS. AFIMS WILL PAY J.P. MORGAN'S SUB-ADVISER FEE.

     AFIMS manages the business affairs of the Trust pursuant to a Management Agreement (the "Management Agreement") dated April 16, 1998 between the Trust and AFIMS. The Management Agreement provides that, subject to the requirements of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder, AFIMS at its expense may select and contract with a sub-adviser or sub-advisers to manage the investments of one or more of the Funds in the Trust. AFIMS has selected J.P. Morgan as Sub-Adviser to manage the investments of the Fund and such selection was approved by the Board of Trustees of the Trust.

     Under an order received from the Securities and Exchange Commission, the Trust and AFIMS are permitted to enter into and amend sub-advisory agreements without receiving shareholder approval and are granted relief from certain disclosure requirements regarding advisory fees paid to sub-advisers. The Trustees of the Trust must approve such sub-advisory agreements, and the Fund must provide specified information to Shareholders within 90 days of the hiring of any new sub-adviser. This Information Statement is being supplied to Shareholders to fulfill such information requirement and is being mailed on or about April 19, 1999.

     NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


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     Background. Prior to the appointment of J.P. Morgan as Sub-Adviser to the
Fund, JAL served as Sub-Adviser of the Fund. Under investment performance criteria and other standards established by AFIMS and BARRA RogersCasey, Inc. ("BARRA RogersCasey"), a consultant retained by AFIMS, each Sub-Adviser of the Trust is continuously monitored against relevant indices and peer groups. Based on JAL's performance over an extended period, AFIMS and BARRA RogersCasey recommended that the Trustees terminate the Previous Sub-Adviser Agreement and appoint J.P. Morgan as the new Sub-Adviser to the Fund.

     In the course of the selection process, AFIMS and BARRA RogersCasey reviewed performance and background criteria, as well as written and in-person proposals by a number of investment advisory firms. In evaluating the proposals, they considered, among other things, the nature and quality of the services to be provided by each sub-adviser candidate, comparative data as to each sub-adviser's investment performance, the experience and financial condition of the sub-adviser and its affiliates, the level of sub-advisory fees to be paid compared to industry averages, the sub-adviser's commitment to mutual fund advisory activities and the quality of the sub-adviser's proposal generally. Based on this review and selection process, AFIMS and BARRA RogersCasey proposed to the Investment Operations Committee/1/ of the Board of Trustees the selection of J.P. Morgan as the new Sub-Adviser for the Fund. After deliberation, the Committee unanimously recommended to the Trustees the selection of J.P. Morgan as the new Sub-Adviser and reported on the reasons for this recommendation. Upon completion of the review process and following a presentation to the Trustees by J.P. Morgan, the Trustees voted unanimously, with the "non-interested" Trustees voting separately after conferring with their independent counsel, to terminate the Previous Sub-Adviser Agreement as of the close of business on March 31, 1999, to appoint J.P. Morgan as Sub-Adviser to the Fund effective on April 1, 1999 and to approve the New Sub-Adviser Agreement.

                            INFORMATION REGARDING
                    J.P. MORGAN INVESTMENT MANAGEMENT INC.

     J.P. Morgan, located at 522 Fifth Avenue, New York, New York 10036, is a wholly-owned asset management subsidiary of J.P. Morgan & Co. Incorporated ("JPMCI"), which was founded in 1861, and serves as an investment adviser for employee benefit plans and other institutional clients, as well as mutual funds and variable annuities. With its affiliates, J.P. Morgan had approximately $316 billion in assets under management as of December 31, 1998. None of the Trustees and officers of the Trust are affiliated with J.P. Morgan.

     J.P. Morgan seeks to provide above-average performance through a team of research analysts who develop proprietary information that is used in making investment decisions for clients. The firm employs a disciplined approach and attempts to control risk when constructing an investment portfolio of equity securities.

------------
/1/ The Investment Operations Committee is composed of three Trustees who are "non-interested" persons of the Trust, AFIMS or the Sub-Adviser or their affiliates, two Trustees who are "interested" persons and two non-Trustee participants. The Committee monitors investment adviser performance and analyzes fund data.

                                       2
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     Exhibit I attached to this Information Statement contains information on the type, asset size and advisory fees of other similar investment company funds managed by J.P. Morgan. All information about J.P. Morgan in this Information Statement including Exhibit I has been provided by J.P. Morgan.

Principal Executive Officers and Directors of
J.P. Morgan Investment Management Inc.

     The principal executive officers and directors of J.P. Morgan, their business addresses and principal occupations are shown below. Certain officers and directors of J.P. Morgan also hold positions with, and engage in business for, JPMCI.

--------------------------------------------------------------------------------

Name                 Business Address             Principal Occupation
--------------------------------------------------------------------------------
Keith M. Schappert   522 Fifth Avenue             President; Chairman, Director;
                     New York, New York 10036     Managing Director*

--------------------------------------------------------------------------------
Jeff M. Garrity      522 Fifth Avenue             Director; Managing Director*
                     New York, New York 10036

--------------------------------------------------------------------------------
Isabel H. Sloane     522 Fifth Avenue             Director; Managing Director*
                     New York, New York 10036

--------------------------------------------------------------------------------
Kenneth W. Anderson  522 Fifth Avenue             Director; Managing Director*
                     New York, New York 10036

--------------------------------------------------------------------------------
Gilbert Van Hassel   Akasaka Park Building        Director; Managing Director*
                     2-20, Akasaka 5-chome
                     Minato-ku, Tokyo, Japan

--------------------------------------------------------------------------------
Hendrik Van Riel     28 King Street               Director; Managing Director*
                     London, England SW1Y 6XA

--------------------------------------------------------------------------------
John W. Schmidlin    345 Park Avenue              Director
                     New York, New York 10154

--------------------------------------------------------------------------------
*Managing Director is an officer's title, and those who hold it are not necessarily directors of J.P. Morgan.

     No arrangements or understandings exist between AFIMS and J.P. Morgan with respect to the composition of the Board of Directors of J.P. Morgan or the Board of Trustees of the Trust or with respect to the selection or appointment of any person to any office with either of them.

Description of the Previous Sub-Adviser Agreement and the New Sub-Adviser Agreement

     The Previous Sub-Adviser Agreement was originally submitted to Shareholders on October 24, 1994. It was last approved by the Trustees, including the Trustees who were "non-

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interested", at a meeting of the Board of Trustees on May 12, 1998. Except for different effective and termination dates and the fee schedule, the terms of the New Sub-Adviser Agreement are similar in all material respects to the terms of the Previous Sub-Adviser Agreement.

     Under the New Sub-Adviser Agreement, J.P. Morgan will, at its expense and subject to the general oversight of the Trustees and AFIMS, regularly provide the Fund with investment research, advice and supervision and will furnish continuously an investment program consistent with the investment objective and policies of the Fund. For all of its services provided under the New Sub-Adviser Agreement, J.P. Morgan will be paid by AFIMS a fee computed daily and paid quarterly at an annual rate of the average daily net assets of the Fund as set forth below:

           Assets                                           Rate
           ------                                           ----

           First $500 million                               0.30%
           Next $500 million                                0.25%
           Over $1 billion                                  0.20%

     Under the Previous Sub-Adviser Agreement, JAL was paid by AFIMS a fee computed daily and paid quarterly at an annual rate of the average daily net assets of the Fund as set forth below:

           Assets                                           Rate
           ------                                           ----

           First $100 million                               0.40%
           Next $200 million                                0.25%
           Over $300 million                                0.30%

     During the fiscal year ended December 31, 1998, AFIMS paid JAL $1,668,885 for its sub-advisory services pursuant to the Previous Sub-Adviser Agreement. If the New Sub-Adviser Agreement had been in effect during the last fiscal year, the Sub-Adviser would have received $1,640,737, representing a decrease of $28,148, or 1.69%. Based on the Fund's net assets at February 1, 1999 of approximately $649,000,000, the annual fees paid by AFIMS to the Sub-Adviser would decrease from $1,947,000 to $1,872,500, a reduction of $74,500 or 3.83%.
When compared to the fees paid to JAL, the new sub-adviser fee rate will continue to decrease sub-adviser fees as Fund assets grow above this level. Any reduction in sub-adviser fees would benefit AFIMS directly, but does not benefit Fund Shareholders since AFIMS is solely responsible for the payment of all sub-adviser fees.

     The Trustees believe that the new sub-adviser fee rate should provide an effective means of compensating J.P. Morgan for its advisory services. The new sub-adviser fee is believed by the Trustees and AFIMS to be consistent with industry averages for comparable services.

                                       4
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     The New Sub-Adviser Agreement provides that J.P. Morgan, as Sub-Adviser, in consideration for its fee, and subject to the control and supervision of the Board of Trustees and in conformance with the investment objective and policies of the Fund set forth in the Trust's current registration statement and any other policies established by the Board of Trustees or AFIMS, will manage the investment and reinvestment of assets of the Fund. In this regard, it is the responsibility of J.P. Morgan to make investment decisions for the Fund and to place the Fund's purchase and sale orders for investment securities. The New Sub-Adviser Agreement states that J.P. Morgan will provide at its expense all necessary investment, management and administrative facilities, including salaries of personnel needed to carry out its duties under the New Sub-Adviser Agreement, but excluding brokerage expenses and pricing and bookkeeping services.

     The New Sub-Adviser Agreement shall remain in full force and effect through May 30, 1999 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved annually by the Board of Trustees, or by vote of the holders of a majority of the Fund's outstanding voting securities, and by the vote of a majority of the Trustees who are not "interested persons" of the Trust, AFIMS, the Sub-Adviser, or any other sub-adviser to the Trust. The New Sub-Adviser Agreement may be terminated at any time, without payment of any penalty, by AFIMS, subject to the approval of the Trustees, by vote of the Trustees, by vote of a majority of the outstanding voting securities of the Fund, or by J.P. Morgan, in each case on 60 days' written notice. As required by the 1940 Act, the New Sub-Adviser Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment. It also will terminate in the event that the Management Agreement between the Trust and AFIMS shall have terminated for any reason.

     The New Sub-Adviser Agreement provides that, in the absence of (i) willful misfeasance, bad faith or gross negligence on the part of J.P. Morgan, or (ii) reckless disregard by J.P. Morgan of its obligations and duties under the New Sub-Adviser Agreement, J.P. Morgan shall not be liable to the Trust, AFIMS or to any Shareholder or creditor of the Trust, for any matter in connection with the performance of any of its services under the New Sub-Adviser Agreement or for any good faith purchase or sale of any investment made by it for the Trust.


                                OTHER INFORMATION

     The shares of the Fund may be purchased only by separate accounts ("Separate Accounts") established by First Allmerica Financial Life Insurance Company ("First Allmerica") or Allmerica Financial Life Insurance and Annuity Company ("Allmerica Financial Life") for the purpose of funding variable annuity contracts and variable life insurance policies issued by First Allmerica or Allmerica Financial Life and qualified

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pension and retirement plans. Both First Allmerica and Allmerica Financial Life are wholly-owned subsidiaries of Allmerica Financial Corporation ("AFC"), a publicly-traded Delaware holding company for a group of affiliated companies, the largest of which is First Allmerica, a life insurance company organized in Massachusetts in 1844. At April 1, 1999, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Annual Report

     The Trust will furnish, without charge, a copy of the most recent Annual Report to the Shareholders of the Fund. Requests should be directed to the Trust at 440 Lincoln Street, Worcester, Massachusetts 01653 or by calling 1-800-828-0540.

Broker Commissions

     During the fiscal year ended December 31, 1998, no commissions were paid by the Trust to brokers affiliated with the Sub-Adviser of the Fund.

Distributor, Administrator

     Allmerica Investments, Inc. ("AII"), a wholly-owned subsidiary of AFC, serves as the Distributor for the Trust. AII, AFIMS and AFC are located at 440 Lincoln Street, Worcester, MA 01653. Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, serves as the Trust's administrator, fund accountant and custodian.



April 19, 1999


                                       6
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                                  [LETTERHEAD]




April 19, 1999


Dear Shareholder:

     We are pleased to enclose an Information Statement regarding J.P. Morgan Investment Management Inc. ("J.P. Morgan"), the new Sub-Adviser of the Select Growth and Income Fund (the "Fund") of Allmerica Investment Trust (the "Trust"). J.P. Morgan was hired effective April 1, 1999 to replace John A. Levin & Co., Inc., ("JAL"), the Fund's previous Sub-Adviser. J.P. Morgan, along with its affiliates, currently has more than $300 billion in assets under management. The investment advisory fees charged by the Trust's investment manager, Allmerica Financial Investment Management Services, Inc. ("AFIMS"), to the Fund remain the same. The fees which AFIMS will pay to J.P. Morgan differ from the fees paid by AFIMS to JAL.

     Please take a few minutes to read the Information Statement. It contains additional information about J.P. Morgan, the terms of the new Sub-Adviser Agreement and the factors that were considered by management and the Board of Trustees in making the decision to change Sub-Advisers.

     This action will not require you to send a proxy and we are not asking you for a proxy. As always, please feel free to contact me with any questions or comments you may have.



                                            Sincerely yours,

                                            /s/ Richard M. Reilly
                                            Richard M. Reilly
                                            President